Exhibit 99.1

Cadre Holdings Reports Fourth Quarter 2021 Financial Results

Generated Record Full Year Net Sales and Adjusted EBITDA; Expanded Gross Profit Margin and Adjusted EBITDA Margin

Completed Acquisition of Well-Established European Duty Gear Brand to Grow International Presence

Expects Full Year 2022 Net Sales of $434.0 to $441.0 million and adjusted EBITDA of $70.0 to $75.5 million

JACKSONVILLE, Fla., March 10, 2022 – Cadre Holdings, Inc. (NYSE: CDRE) ("Cadre" or "the Company"), a global leader in the manufacturing and distribution of safety and survivability equipment for first responders, announced today its consolidated operating results for the quarter and year ended December 31, 2021.

Fourth Quarter and Year Ended 2021 Highlights

●	Net sales of $103.5 million for the fourth quarter; net sales of $427.3 million for the year ended December 31, 2021
●	Gross profit margin of 37.9% for the fourth quarter; gross profit margin of 39.9% for the year ended December 31, 2021
●	Net income of $4.3 million, or $0.13 per share, for the fourth quarter; net income of $12.7 million, or $0.44 per share, for the year ended December 31, 2021.
●	Adjusted EBITDA of $15.3 million for the fourth quarter; Adjusted EBITDA of $71.4 million for the year ended December 31, 2021
●	Adjusted EBITDA margin of 14.7% for the fourth quarter; Adjusted EBITDA margin of 16.7% for the year ended December 31, 2021
●	Declared quarterly cash dividend of $0.08 per share in January 2022

“2021 was a momentous year for Cadre, as we successfully completed our IPO and capitalized on our leading positions in mission critical first responder end markets with attractive long-term tailwinds and recurring demand,” said Warren Kanders, CEO and Chairman. “Our financial results demonstrate our entrenched positions in these large and growing markets, strong operating cash flow generation and intense focus on margin expansion. In addition to record full year net sales and adjusted EBITDA, our 2021 year-over-year gross profit and Adjusted EBITDA margins improved by 210 and 240 basis points, respectively. For the fourth quarter, the resilience of Cadre’s operating model was evident, highlighted by our continued margin improvement.”

Mr. Kanders continued, “A key component of Cadre’s strategy to unlock long-term value is our targeted M&A program, which has proven exceptionally successful over our 55-year history. Consistent with this approach, and immediately following our public offering, we are pleased to have taken advantage of an accretive opportunity for the benefit of shareholders. Our acquisition of a well-established duty gear brand with leading market shares, further expands our international presence and provides Cadre another European foothold to diversify our global footprint and add multiple growth avenues. We continue to actively evaluate additional acquisition opportunities within our robust pipeline, while also maintaining a strong position to continue to drive profitable organic growth via new product development and geographic expansion.”

Fourth Quarter and Year Ended 2021 Operating Results

For the quarter ended December 31, 2021, Cadre generated net sales of $103.5 million, as compared to $107.6 million for the quarter ended December 31, 2020.

For the year ended December 31, 2021, Cadre generated net sales of $427.3 million, as compared to $404.6 million for the year ended December 31, 2020.

For the quarter ended December 31, 2021, Cadre generated gross profit of $39.2 million, as compared to $39.8 million for the prior year period. For the year ended December 31, 2021, Cadre generated gross profit of $170.7 million, as compared to $152.9 million for the prior year period.

Gross profit margin was 37.9% for the quarter ended December 31, 2021, as compared to 37.0% for the prior year period, mainly driven by favorable pricing and product mix.

Gross profit margin was 39.9% for the year ended December 31, 2021, as compared to 37.8% for the prior year period, mainly driven by favorable pricing and product mix.

Net income was $4.3 million for the quarter ended December 31, 2021, as compared to net income of $15.8 million for the quarter ended December 31, 2020, primarily as a result of an increase in provision for income taxes due to the release of a valuation allowance on a portion of the Company’s deferred tax assets in December 2020, offset in part by a reduction in interest expense as a result of the Company’s August 2021 debt refinance for the year ended December 31, 2021.

Net income was $12.7 million for the year ended December 31, 2021, as compared to $38.5 million for the year ended December 31, 2020, primarily as a result of a loss on extinguishment of debt incurred from the execution of the New Credit Agreement, an increase in provision for income taxes due to the release of a valuation allowance on a portion of the Company’s deferred tax assets in December 2020 and the following non-recurring transactions recognized in the period ended December 31, 2020: a gain on the sale of a long-lived asset and receipt of earn-out stock payments. These were offset by improvements in gross profit due to increased sales, favorable pricing and product mix.

Cadre generated $15.3 million of Adjusted EBITDA for the quarter ended December 31, 2021, as compared to $15.5 million for the quarter ended December 31, 2020. Adjusted EBITDA margin was 14.7% for the quarter ended December 31, 2021, as compared to 14.4% for the prior year period.

Cadre generated $71.4 million of Adjusted EBITDA for the year ended December 31, 2021, as compared to $58.0 million for the prior year period. Adjusted EBITDA margin was 16.7% for the year ended December 31, 2021, as compared to 14.3% for the prior year period.

Product segment gross margin was 38.8% for the fourth quarter and 40.9% for the year ended December 31, 2021.

Distribution segment gross margin was 23.9% for the fourth quarter and 24.9% for the year ended December 31, 2021.

Liquidity, Cash Flows and Capital Allocation

Cadre’s cash and cash equivalents increased by $31.0 million from $2.9 million as of December 31, 2020, to $33.9 million as of December 31, 2021. Capital expenditures totaled $0.8 million for the fourth quarter and $3.0 million for the year ended December 31, 2021, compared with $0.8 million for the fourth quarter and $4.7 million for the year ended December 31, 2020. Net debt decreased by $53.1 million from $212.8 million as of December 31, 2020, to $159.7 million as of December 31, 2021.

On November 3, 2021, the Company completed the closing of its initial public offering of 6.9 million shares, including the full exercise of the underwriters’ option, at a price to the public of $13.00 per share, for net proceeds of approximately $78.6 million.

On November 9, 2021, the Company utilized proceeds received in connection with the initial public offering and repaid $38.9 million and $20.5 million, respectively, of borrowings outstanding under its current term loan and revolving credit facility.

Acquisition of Radar Leather Division S.r.l.

On January 11, 2022, Cadre announced the completion of its accretive acquisition of Radar Leather Division S.r.l. (“Radar”). Established in 1957 by Gisberto Pellegrini and based in Fucecchio, Italy, Radar is a premiere family-owned duty gear business that specializes in the production of high-quality holsters, belts, duty belts, and other accessories.

Radar generates the majority of its revenue in Europe, selling its products through distribution partners and directly to agencies.

Dividend

On January 25, 2022, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.08 per share, or $0.32 per share on an annualized basis. Cadre's dividend payment was made on February 17, 2022, to shareholders of record as of the close of business on the record date of February 4, 2022. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

2022 Outlook

Cadre expects to generate net sales in 2022 of between $434.0 million and $441.0 million and adjusted EBITDA in 2022 of between $70.0 million and $75.5 million. Cadre expects adjusted EBITDA conversion in the range of 92-95% for the full year.

Conference Call

Cadre management will host a conference call on Thursday, March 10, 2022, at 5:00 PM ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (844)-200-6205 and the dial-in number for international callers is (929)-526-1599. The access code for all callers is 585570. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through March 16, 2022. To access the replay, please dial (866)-813-9403 in the U.S. or (929)-458-6194 if outside the U.S., and then enter the access code 247139.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety and survivability products for first responders. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, and duty gear. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA, (iii) adjusted EBITDA margin, and (iv) adjusted EBITDA conversion rate. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward-looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in in the markets in which we operate, including foreign countries. More information on potential factors that could affect the Company’s financial results are more fully described from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins
Cadre Holdings, Inc.
203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

Media Contact:

Jonathan Keehner / Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

CADRE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$33,857	$2,873
Accounts receivable, net	48,344	43,646
Inventories	63,978	60,923
Prepaid expenses	10,353	6,665
Other current assets	3,171	3,362
Assets held for sale	278	—

Total current assets	159,981	117,469

Property and equipment, net	33,053	35,437
Deferred tax assets, net	7,059	12,900
Intangible assets, net	42,415	51,009
Goodwill	66,262	66,314
Other assets	3,026	150

Total assets	$311,796	$283,279

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$19,328	$21,978
Accrued liabilities	40,736	36,004
Income tax payable	1,255	1,005
Liabilities held for sale	128
Current portion of long-term debt	13,174	3,496

Total current liabilities	74,621	62,483

Long-term debt	146,516	209,310
Deferred tax liabilities	1,297	2,085
Other liabilities	722	550

Total liabilities	223,156	274,428

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2021 and December 31, 2020)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 34,383,350 shares and 27,483,350 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively)	3	3
Additional paid-in capital	127,606	48,670
Accumulated other comprehensive loss	(1,917)	(2,860)
Accumulated deficit	(37,052)	(36,962)

Total shareholders’ equity	88,640	8,851

Total liabilities, mezzanine equity and shareholders' equity	$311,796	$283,279

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net sales	$103,537	$107,623	$427,288	$404,642
Cost of goods sold	64,342	67,835	256,598	251,704
Gross profit	39,195	39,788	170,690	152,938
Operating expenses
Selling, general and administrative	27,794	26,664	114,962	106,627
Restructuring and transaction costs	1,939	2,679	3,430	5,822
Related party expense	142	1,155	579	1,635
Other general expense (income)	—	—	—	(10,950)
Total operating expenses	29,875	30,498	118,971	103,134
Operating income	9,320	9,290	51,719	49,804
Other expense
Interest expense	(2,296)	(6,113)	(16,425)	(24,388)
Loss on extinguishment of debt	—	(200)	(15,155)	(200)
Other (expense) income, net	(66)	734	(947)	2,659
Total other expense, net	(2,362)	(5,579)	(32,527)	(21,929)
Income before provision for income taxes	6,958	3,711	19,192	27,875
(Provision) benefit for income taxes	(2,670)	12,069	(6,531)	10,578
Net income	$4,288	$15,780	$12,661	$38,453
Net income per share:
Basic	$0.13	$0.57	$0.44	$1.40
Diluted	$0.13	$0.57	$0.44	$1.40
Weighted average shares outstanding:
Basic	31,908,350	27,483,350	28,598,692	27,483,350
Diluted	31,908,350	27,483,350	28,598,692	27,483,350

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Year Ended December 31,
	2021	2020
Cash Flows From Operating Activities:
Net income	$12,661	$38,453
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,718	14,733
Amortization of original issue discount and debt issue costs	3,193	2,216
Loss on extinguishment of debt	15,155	200
Non-cash consideration received from sale of business	—	(9,197)
Deferred income taxes	4,772	(12,248)
Stock-based compensation	355	—
Gain on sale of fixed assets	—	(6,240)
Gain on settlement of contingent consideration	—	(1,427)
Loss on settlement of equity securities	—	2,288
Provision for losses on accounts receivable	(188)	177
Foreign exchange loss (gain)	102	(940)
Changes in operating assets and liabilities:
Accounts receivable	(4,641)	11,811
Inventories	(3,189)	1,639
Prepaid expenses and other assets	(4,564)	1,837
Accounts payable and other liabilities	2,720	2,117
Net cash provided by operating activities	40,094	45,419

Cash Flows From Investing Activities:
Purchase of property and equipment	(2,832)	(4,708)
Proceeds from disposition of property and equipment	—	12,408
Proceeds from sale of equity securities	—	14,372
Payments on settlement of equity securities	—	(2,288)
Net cash (used in) provided by investing activities	(2,832)	19,784

Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	257,980	382,056
Principal payments on revolving credit facilities	(258,612)	(384,215)
Proceeds from term loans	198,716	219,586
Principal payments on term loans	(266,000)	(276,444)
Proceeds from insurance premium financing	5,010	2,733
Principal payments on insurance premium financing	(3,061)	(2,897)
Payment of capital leases	(43)	(43)
Payment of contingent consideration	—	(240)
Payment of debt modification costs	—	(5,438)
Payments for debt issuance costs	(2,198)	—
Payments on extinguishment of debt	(4,217)	—
Proceeds from initial public offering, net of underwriter discounts	83,421	—
Deferred offering cost payments	(4,841)	—
Dividends distributed	(12,751)	—
Net cash used in financing activities	(6,596)	(64,902)
Effect of foreign exchange rates on cash and cash equivalents	318	52
Change in cash and cash equivalents	30,984	353
Cash and cash equivalents, beginning of period	2,873	2,520
Cash and cash equivalents, end of period	$33,857	$2,873

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three months ended December 31, 2021
			Reconciling
	Products	Distribution	Items(1)	Total
Net sales	$88,150	$20,957	$(5,570)	$103,537
Cost of goods sold	53,957	15,953	(5,568)	64,342
Gross profit	$34,193	$5,004	$(2)	$39,195

	Three months ended December 31, 2020
			Reconciling
	Products	Distribution	Items(1)	Total
Net sales	$92,248	$22,215	$(6,840)	$107,623
Cost of goods sold	57,815	16,864	(6,844)	67,835
Gross profit	$34,433	$5,351	$4	$39,788

	Year ended December 31, 2021
			Reconciling
	Products	Distribution	Items(1)	Total
Net sales	$362,189	$90,043	$(24,944)	$427,288
Cost of goods sold	213,881	67,649	(24,932)	256,598
Gross profit	$148,308	$22,394	$(12)	$170,690

	Year ended December 31, 2020
			Reconciling
	Products	Distribution	Items(1)	Total
Net sales	$343,689	$84,922	$(23,969)	$404,642
Cost of goods sold	211,048	64,761	(24,105)	251,704
Gross profit	$132,641	$20,161	$136	$152,938

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020	2019
Net income	$4,288	$15,780	$12,661	$38,453	$(1,928)
Add back:
Depreciation and amortization	3,292	3,526	13,718	14,733	15,443
Interest expense	2,296	6,113	16,425	24,388	29,848
Provision (benefit) for income taxes	2,670	(12,069)	6,531	(10,578)	(142)
EBITDA	$12,546	$13,350	$49,335	$66,996	$43,221
Add back:
Restructuring and transaction costs(1)	1,939	2,679	3,430	5,822	918
Other general expense (income)(2)	—	—	—	(10,950)	(7,630)
Loss on extinguishment of debt(3)	—	200	15,155	200	—
Other expense (income), net(4)	66	(734)	947	(2,659)	(395)
Contingent consideration(5)	—	—	—	(1,427)	—
Stock-based compensation expense(6)	355	—	355	—	—
LTIP bonus(7)	358	—	2,162	—	—
Goodwill impairment(8)	—	—	—	—	7,585
Adjusted EBITDA	$15,264	$15,495	$71,384	$57,982	$43,699
Less: Capital expenditures	(804)	(795)	(3,029)	(4,708)	(3,082)
Adjusted EBITDA less capital expenditures	$14,460	$14,700	$68,355	$53,274	$40,617
Adjusted EBITDA conversion rate(9)	95%	95%	96%	92%	93%
Adjusted EBITDA margin(10)	14.7%	14.4%	16.7%	14.3%	10.8%

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statement of operations, which for 2021 and 2020 primarily includes transaction costs composed of legal and consulting fees compared to 2019, which is primarilyincludes termination benefits and relocation of employees associated with consolidatoing or closing of facilities.
(2)	Reflects the “Other general expense (income)” line item on our consolidated statement of operations and includes a gain from a long-lived asset sale as well as earn-out stock payments for the year ended December 31, 2020 and a gain from the sale of Mustang in addition to earn-out stock payments for the year ended December 31, 2019.
(3)	Reflects losses incurred in connection with the August 2021 and November 2020 debt refinances.
(4)	Reflects the “Other (expense) income, net” line item on our consolidated statement of operations. For the three months and year ended December 31, 2021, other (expense) income, net primarily includes losses on foreign currency transactions. For the three months and year ended December 31, 2020, other (expense) income, net primarily includes gains on foreign exchange transactions and unrealized gains on an investment in equity securities. For the year ended December 31, 2019, other (expense) income, net primarily includes unrealized gains on equity securities offset by losses on foreign currency transactions.
(5)	Reflects a gain on the settlement of contingent consideration.
(6)	Reflect stock-based compensation expense recognized in the respective periods.
(7)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
(8)	Reflects goodwill impairment expense relating to our Distribution reporting unit.
(9)	Reflects (Adjusted EBITDA less capital expenditures) / Adjusted EBITDA.

(10)	Reflects Adjusted EBITDA / Net sales for the relevant periods.